CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made by and between the undersigned (hereinafter, "Client") and Meraki Partners, LLC (hereinafter, "Consultant") and sets forth the terms and conditions under which Consultant will assist Client. This Agreement becomes effective on the date of execution by an authorized officer of Consultant.

WITNESSETH:

A. Whereas, the Consultant provides various consulting services to management of public and private companies;

B. Whereas, the Client requires assistance with various matters pertaining to taking a company public;

C. Whereas, the Client desires to engage Consultant and Consultant desires to accept the engagement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. Appointment and Engagement

The Client hereby appoints and engages Consultant and Consultant accepts such appointment and engagement.

2. Authority and Description of Services

During the term of this Agreement, Consultant will provide some or all the following services involving the Client from time to time as requested by the Client during the term of this Agreement:

(i) Advise on corporate executive summary and investor presentation;

(ii) Advise on private placement terms and structure;

(iii) Advise on selecting a securities attorney to prepare an accredited investor private placement subscription agreement in conformity with the relevant regulations;

(iv) Advise on corporate communications strategy;

(v) Advise on organization of corporate books and records to prepare for an eventual public listing;

(vi) Advise on selecting an accounting firm to prepare financial statements in conformity with the relevant regulations;

(vii) Advise on selecting auditors to prepare an audit of financial statements in conformity with the relevant regulations;

(viii) Advise on selecting a securities attorney to assist with the relevant regulations;

(ix) Draft the content of a registration statement to be reviewed by the relevant regulatory agencies;

(x) Draft the responses to registration statement comments from the relevant regulatory agencies;

(xi) Assist in the selection of a transfer agent;

(xii) Assist in the selection of a market maker;

(xiii) Advise on responses to comments from the market maker relating to the Company's securities being quoted.

Consultant's activities pursuant to this Agreement or as contemplated by this Agreement do not constitute and shall not constitute acting as a securities broker, dealer, finder, lawyer, accountant, market maker or investment advisor.

3. Compensation

Upon execution of this Agreement, the Company hereby agrees to pay Consultant a fee of 900,000 shares of the Company's restricted common stock (the "Consultant Shares"), $0.001 par value per share (the "Common Shares"). All of the Consultant Shares shall vest immediately and the Consultant Shares payable to Consultant ("the fee") are deemed earned upon execution of this Agreement and are paid to Consultant for assuring Consultant's availability to perform the matters outlined herein. If for any reason, the Company determines that it shall not proceed to utilize the services of Consultant, the fee shall remain non-refundable. The Consultant shall have the right to assign any part of the fee to any party at such time as when the fee is paid.

4. Securities Matters.

i. Exemption and Limitation on Resale

The offer and sale of the Securities by the Company to Consultant is exempt from the 1933 Act and the Company has complied and will comply with all requirements of such exemption in all respects.

Each certificate representing Securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

> "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

ii. Rule 144 and Resale.

Upon Consultant informing the Company in writing that it intends to sell or transfer all or any portion of the Securities that are eligible for resale under Rule 144 promulgated under the Securities Act (including any Rule adopted in substitution or replacement thereof), the Company will allow such sale or transfer and not interfere in any way with such sale or transfer. In addition, the Company will certify in writing to any person at the request of Consultant that the Company is in compliance with the Rule 144 current public information requirements to enable Consultant to sell such person's securities under Rule 144 [only if Rule 144 is available for the sale], and as may be applicable under the circumstances. If any certificate representing the Securities is presented to the Company's transfer agent for registration or transfer in connection with any sales theretofore made in compliance with the securities laws, whether because the Securities are subject to an effective registration statement under the Securities Act or are eligible for resale under Rule 144 [provided such certificate is duly endorsed for transfer by the appropriate person or accompanied by a separate stock power duly executed by the appropriate person in each case], the Company will promptly instruct its transfer agent to allow such transfer and to issue one or more new certificates representing such Securities to the transferee. All costs of such transfer shall be borne by the Company including the costs of any legal opinion. The Company shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such Securities of common stock or the resale by Consultant.

iii. Obligation to satisfy Public Information.

In order to satisfy the adequate public informational requirements of Rule 144, the Company will file all reports with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than three years; and such reports are or will be true and correct in every material respect.

iv. Registration Rights.

The Company agrees to register the Consultant Shares upon registration of any other securities of the Company, but in no event later than 360 days from the date of this Agreement. The rights contained in this paragraph shall continue until all Consultant Shares have been registered for resale. All costs and expenses of any such registration statement shall be paid by the Company other than sales commissions and the expenses of any separate legal counsel engaged by the Consultant.

The shares issued pursuant to this Agreement may not be transferred except in a transaction which is in compliance with the Securities Act and applicable state laws and regulations.

5. Duties of Company

a. Company shall supply Consultant, on a regular and timely basis, with all approved data and information about the Company, its management, its products and/or services, and its operations as necessary for Consultant to perform its duties hereunder. The Company shall be responsible for advising Consultant of any facts that would affect the accuracy of any prior data and information concerning the Company previously supplied to Consultant by any party.

b. The Company shall promptly supply Consultant with full and complete copies of all: (i) filings with all Federal and State securities agencies; (ii) shareholder reports and communications and press releases; (iii) data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and (iv) product/service brochures and sales materials.

c. The Company will notify Consultant contemporaneously if any information or data being supplied to Consultant has not been generally released or promulgated.

6. Representations, Warranties and Activities of Consultant

(a) Consultant's activities pursuant to this Agreement or as contemplated by this Agreement do not constitute and shall not constitute acting as a securities broker or dealer or finder. Further, Consultant shall not receive any compensation of any form for introducing or locating a potential investor or members of the financial community to the Company.

(b) Furthermore, Consultant's activities pursuant to this Agreement or as contemplated by this Agreement do not constitute and shall not constitute the services of a lawyer, accountant or market maker.

(c) Consultant is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act and will assist the Company in completing any filings required by the issuance of the Common Stock.

(d) Consultant has received all of the information he has deemed necessary to invest in the Company's securities and Consultant has the financial ability and acumen to invest in, and mange, an investment in the securities of the Company.

(e) Consultant is not and does not own any interest in any broker-dealer registered with the SEC and FINRA, other than less than 1% holdings in the publicly traded stock of NYSE or NASDAQ traded companies and will not compensate any registered broker dealer for any activity relating to the Company.

7. Covenants of Consultant

In addition to the representation, warranties and covenants provided elsewhere in this document, the Consultant agrees that during the period while he holds any equity, or derivative of equity in the Company he shall:

(a) maintain all material non-public information in confidence and will return any documents or information identified as confidential at the termination or conclusion (for any reason whatsoever) of this engagement;

(b) while in possession of material non-public information about the Company, not, nor will he cause others to, trade the equity or debt of the Company privately or on any public marketplace that develops for the Company's equity or debt;

(c) refrain from any so called "short selling;" and

(d) immediately notify the Company of any change in any statement or other information relating to the Consultant set forth herein that occurs prior to the Company's filing any Registration Statement.

8. Compliance with 17(b)

(a) The Consultant will not and will not cause others to violate Section 17(b) of the Securities Act regarding the Company's Common Stock or any derivative it may hold or transfer.

(b) The Company will ensure that publishers, engaged by the Company, of any information about the Company will comply with Section 17(b) of the Securities Act.

9. Indemnification

(a) The Client agrees to indemnify, defend, release and hold harmless Consultant, its officers, directors, agents, employees or assigns from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys fees and disbursements) based upon, arising out of this Agreement, unless the circumstances requiring indemnification are caused by Consultant through illegal, reckless or negligent acts.

(b) The Consultant acknowledges that the Client is relying upon the representations, and warranties of the Consultant set forth herein in determining the eligibility of the Consultant to provide the Services, as set forth above, and hereby agrees to indemnify and hold harmless the Client and its directors, officers, employees, advisors, affiliates, shareholders, partners, representatives and agents from and against any and all loss, liability, claim, damage and expense whatsoever including, but not limited to, any fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, administrative proceeding or investigation commenced or threatened or any claim whatsoever arising out of or based upon any representation or warranty of the Consultant contained herein or in any document furnished by the Consultant to the Client in connection herewith being untrue in any material respect or any breach or failure by the Consultant to comply with any covenant or agreement made by the Consultant herein or in any document furnished by the Consultant to the Client in connection herewith.

10. Term of Agreement

This Agreement shall become effective upon execution hereof and remain in effect for a period of twelve (12) months.

11. Where Services shall be performed

Consultant's services shall be performed at Consultant's main office location or other such designated location as Consultant deems the most advantageous for the services to be performed.

12. Consultant as an Independent Contractor, Third Parties and Conflicts

Consultant is an independent contractor, and not an employee of the Client. Consultant has no authority to bind the Client or any affiliate of the Client in any manner including any legal action, contract, agreement, or purchase, and such action cannot be construed to be made in good faith. Consultant is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded Client employees. Consultant shall be solely responsible for any Federal, State or local taxes. Consultant may use subcontractors and third parties to provide the services set forth herein at its discretion. The Client hereby acknowledges that Consultant does, and shall, represent and service other and multiple clients in the same manner as it does the Client. Additionally, the Client hereby acknowledges that Consultant may even represent companies which compete with the Client and that this Agreement is non-exclusive with regard to Consultant's services.

12. Termination of Agreement

This Agreement may be terminated prior to the expiration of the term set forth herein as follows:
a. Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;
b. Upon the other party taking the benefit of any insolvency law; and/or
c. Upon the other party having or applying for a receiver appointed for either party.

14. Expenses.

The Client shall be solely responsible for paying all third-party fees and expenses, including but not limited to: attorneys, accountants, auditors, SEC filing fees, stock exchange fees, transfer agent fees, EDGAR/XBRL filer fees, DTC fees, printing costs and blue-sky exemption fees. In addition, the Client will reimburse Consultant for all reasonable expenses incurred, including but not limited to: travel expenses, overnight package and mailing expenses, upon presentation of appropriate evidence of such expenses; provided, however, that any expenses more than $200 shall be approved in writing by the Client before they are incurred by the Consultant.

15. Any claim arising out of this engagement, except actions by Consultant to enforce payment for its services, must be asserted within one year from the completion of the engagement, notwithstanding any statutory provision to the contrary.

15. Miscellaneous

15.1 Counterparts

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the validity or enforceability of this Agreement.

15.2 Headings

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

15.3 Severability

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

15.4 Entire Agreement; Amendments

This Agreement and the instruments referenced herein contain the entire understanding of Consultant and the Client, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Client nor Consultant makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Client and Consultant.

15.5 Notices

Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Client: In the name and to the address as indicated on the signature page

If to Consultant:
Meraki Partners, LLC
11932 Fountainside Circle
Boynton Beach, Florida 33437

15.6 Third Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

15.7 Failure

In the event the Client brings any action against Consultant for breach of this Agreement, Consultant's entire liability to the Client shall not exceed the fees paid to Consultant hereunder. In no event shall Consultant be liable to the Client or any other party for any indirect, special or consequential damages, nor for any claim against the Client by any person or entity arising from or in any way related to this Agreement.

15.8 Further Assurances

The Client shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

15.9 Intentionally Left Blank

15.10 Law and Arbitration

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and performed in such location, without giving effect to conflict of law principles. All controversies, claims and matters of difference arising between the parties under this Agreement shall be submitted to binding arbitration in the State of Florida under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") from time to time in force (to the extent not in conflict with the provisions set forth herein). This agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other parties to this Agreement and with the AAA. Once the arbitral tribunal has been constituted in full, a hearing shall be held and an award rendered as soon as practicable. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and the parties are not making progress toward a resolution. In no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable contractual or other statutes of limitations. The parties shall have reasonable discovery rights as determined by the arbitration. The award rendered by the arbitrators shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof. The decision of the arbitrators shall be rendered in writing and shall state the manner in which the fees and expenses of the arbitrators shall be borne. In any arbitration, action, lawsuit or proceeding brought to enforce or interpret the provisions of this Agreement and/or arising out of or relating to any dispute between the parties, the prevailing party with respect to each specific issue in a matter shall be entitled to recover all of his or its costs and expenses relating to such issue (including without limitation,

reasonable attorney's fees and disbursements) in addition to any other relief to which such party may be entitled.

15.11 Variations in Pronouns

Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

15.12 Presumption Against Scrivener

Each party waives the presumption that this Agreement is presumed to be in favor of the party which did not prepare it, in case of a dispute as to interpretation.

15.13. Intentionally Left Blank

15.14 No Impairment

The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Common Shares referenced in Section 3 but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Consultant against impairment.

15.15 Authority

(a) Both the Consultant and the Client have the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully the obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of the Consultant and the Client and is enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency, or other similar laws generally affecting the enforcement of creditors' rights.

(b) The execution and delivery of this Agreement and the other agreements contemplated hereunder, and the consummation of the transactions contemplated hereby and thereby, and the performance by the Client of this Agreement, in accordance with their respective terms and conditions, will not:

a. Require the approval or consent of any foreign, federal, state, county, local, or other governmental or regulatory body or the approval or consent of any other person;

b. Conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any order, judgment, or decree applicable to the Client, or any instrument, contract, or other agreement to which the Client is a party or by or to which the Client is bound or subject.

16. Survivability

Unless otherwise stated herein, the representations, warranties and covenants of the Consultant contained in this Agreement shall survive the date of this Agreement and, notwithstanding the completion or termination of this Agreement and notwithstanding any subsequent disposition by the Consultant of any of the Common Shares referred to herein, shall continue in full force and effect for the benefit of the Company for a period of two (2) years following the date of this Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date set forth next to their names.

CONSULTANT
Meraki Partners, LLC

DocuSigned by:
Joel ARBERMAN
3222CF2FDE3D4D6...

By: Joel Arberman,
Managing Member
July 21, 2020

CLIENT
Onfolio Holdings, Inc.

DocuSigned by:
43CC031B87CC4D6...

By: Dominic Wells Title: CEO
8 The Green, Suite B
Dover, Delaware 19901
July 21, 2020